Exhibit (10)(g)
                                                           ---------------


                       CONTRACT FOR PURCHASE AND SALE
                                     OF
                    REAL PROPERTY LOCATED IN ASHEBORO, NC

THIS CONTRACT FOR PURCHASE AND SALE OF REAL PROPERTY (this "Agreement") is made and entered into as of the 28th day of January, 1999 by and between
B. B. WALKER COMPANY, a North Carolina corporation with offices at 414 East Dixie Drive, Asheboro, North Carolina 27203 ("Walker") and H. WILLIAM HULL, JR., a resident of Rocky Mount, North Carolina (Hull and any person or entity to whom Hull may assign his rights and obligations hereunder as permitted in Paragraph 18 shall be referred to herein as "BUYER").

BACKGROUND STATEMENT

A. Walker is the present owner of the eight (8) lots and parcels of real estate located in Asheboro, North Carolina as are outlined in red on that map of survey entitled "Plat Prepared for Walker Shoe Company" prepared by Steven D. Brown, Registered Land Surveyor (Registration Number L-1435) dated June 22, 1987. The eight lots owned by Walker shall be referred to herein as the "Walker Property". The two lots of the Walker Property located on the eastern side of Third Street as shown on the Survey (hereinafter sometimes referred to as the "Eastern Tract") and the buildings and improvements located thereon are currently used by Walker as a manufacturing facility and for office and retail purposes and such lots and the buildings and improvements located thereon shall be referred to herein as the "Manufacturing Facility". The six lots of the Walker Property located on the western side of Third Street as shown on the Survey shall be referred to herein as the "Western Tract".

B. Walker has entered into six (6) contracts to purchase the six (6) lots and parcels of real estate located in Asheboro, North Carolina. The six lots Walker has agreed to purchase are more particularly described in the Additional Property Contracts and shall be referred to herein as the "Additional Property". The six contracts to purchase the Additional Property, some of which Walker entered into directly with the Sellers thereunder and some of which Walker has obtained by assignment from King Cecil, LLC, set forth the following information with respect to each such contract: the sellers thereunder, the contract price payable thereunder, the property subject thereto, the earnest money deposited by the buyer thereunder, the commissions, if any, payable by the buyer thereunder, and the closing date thereunder. The six contracts to purchase the Additional Property shall be referred to herein as the "Additional Property Contracts".

C. B. B. Walker Shoe Foundation (the "Foundation") is the owner of that certain lot fronting on Atlantic Avenue in Asheboro, North Carolina which is outlined in yellow on the Survey and which is the property acquired by the Foundation pursuant to that deed recorded in Book 952 at Page 552 in the Office of the Register of Deeds of Randolph County, North Carolina (the "Foundation Lot").

D. The Western Tract of the Walker Property, the Additional Property, and the Foundation Lot have recently been rezoned by the City Council of Asheboro to a B-2 zoning district under the City of Asheboro's zoning ordinance which district permits the use of such properties for office, retail, and motel and hotel purposes. In addition, (i) the portion of Washington Street between the Walker Property and the Additional Property; (ii) that portion of Second Street as is outlined in green on the survey as well as that unopened portion of Second Street located on Lot 6 of the Walker Property; and (iii) all of Atlanta Avenue from First Street to Third Street and from Third Street to Cox Road have been closed by all appropriate action of the City Council of Asheboro subject to the fulfillment of certain conditions precedent as more specifically discussed below. Buyer desires: (i) to acquire the Walker Property for a purchase price of $5,600,000; (ii) to acquire the Additional Property by assuming the Additional Property Contracts and paying the purchase prices due thereunder; and (iii) to acquire the Foundation Lot from the Foundation for the sum of $25,000.00. Walker desires to sell the Walker Property to Buyer and to assign the Additional Property Contracts to Buyer for the purchase price of $5,600,000. Walker and Buyer anticipate that Buyer and the Foundation will, prior to the expiration of the Examination Period, enter into a contract providing for the purchase and sale of the Foundation Lot by the Foundation to the Buyer for a purchase price of $25,000.00 (the "Foundation Lot Contract").

E. Following the acquisition of the Walker Property, the Additional Property, and the Foundation Lot Buyer contemplates constructing upon portions of the Walker Property, the Additional Property and the Foundation Lot various improvements including an office building and a retail building. If so, Walker desires to rent from Buyer approximately 12,000 square feet of office space in the office building to be constructed by Buyer (the "Office Lease") and approximately 8,000 square feet of retail space in the retail building to be constructed by Buyer (the "Retail Lease") and Buyer desires to rent such office and retail space to Walker.

F. Walker and Buyer contemplate that title to the Walker Property will be conveyed to Buyer in a single closing but that Walker will lease back from Buyer the two tracts located on the eastern side of Third Street (Lot 1 and Lot 2 as shown on the Survey) and the buildings and improvements located thereon comprising the Manufacturing Facility for a lease term of nine (9) months following the closing date (the "Manufacturing Facility Lease").

G. Walker and Buyer desire by this document to set forth their agreement with respect to the purchase and sale of the Walker Property, the assignment to Buyer of the Additional Property Contracts, the closings of Atlantic Avenue, Washington Street, and Second Street and understandings with regard to certain other matters.

NOW THEREFORE IN CONSIDERATION of the mutual agreements and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Walker and Buyer hereby agree as follows:

1. Buy/Sell Agreement. Walker agrees to sell and Buyer agrees to purchase, on the terms hereinafter stated, all of Walker's right, title and interest in and to the Walker Property, including all buildings and improvements located thereon. Walker's equipment, machinery, inventory, furniture and other items of personal property located on or used in connection with the Property (the "Excluded Property") shall not be included within the Walker Property and none of such Excluded Property shall be conveyed or sold hereunder. All Excluded Property shall be removed by Walker at or prior to the termination of the Manufacturing Facility Lease. In addition to its right and obligation to remove all items of the Excluded Property, upon the termination of the Manufacturing Facility Lease, Walker shall be entitled to remove, but shall not be required to remove, any and all air compressors and air cleaning equipment, all telephone systems, all building security systems and the Flagpole and bell located at the entrance to the Manufacturing
Facility as Walker may elect (the "Other Excluded Property") without regard to whether such Other Excluded Property constitutes personal property or fixtures. Walker shall have no obligation to replace any Excluded Property or Other Excluded Property or to repair or restore any damage resulting from the removal thereof. Any Excluded Property or Other Excluded Property which is not removed by Walker within thirty (30) days following the expiration of the Manufacturing Facility Lease shall become and remain the property of Buyer.

2. Purchase Price. Subject only to the prorations and adjustments provided for herein, the total purchase price to be paid to Walker by Buyer for the Walker Property shall be FIVE MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($5,600,000.00) which amount shall be referred to herein as the "Purchase Price". Buyer shall pay the Purchase Price in the following manner:

    a. Earnest Money. The sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000) in cash or by other immediately available funds (the "Earnest Money") shall be deposited by Buyer as earnest money with Lawyers Title Insurance Company of North Carolina (the "Escrow Agent") contemporaneously with Buyer's execution and delivery of this Agreement. A failure by Buyer to deposit the Earnest Money contemporaneously with its execution and delivery hereof shall constitute an automatic recission of this Agreement and of any obligation of Walker to Buyer with respect to the conveyance of the Walker Property and the assignment of the Additional Property Contracts. The Earnest Money shall be held by the Escrow Agent in an interest bearing account in a federal depository institution as selected by Escrow Agent and any interest earned upon the Earnest Money shall be added thereto and shall become a part of such Earnest Money to be disbursed as provided herein. In the event that the sale provided for herein is consummated, the Earnest Money shall be paid over to Walker at closing and credited against the cash portion of the Purchase Price. In the event that Buyer exercises any right to terminate this Agreement as provided herein, the Earnest Money shall be refunded to Buyer. In the event that Buyer does not terminate this Agreement pursuant to a right provided herein and the sale contemplated hereunder is not consummated, then the earnest money shall be disbursed to the party entitled thereto as provided for in Paragraph 17.

    b. Cash at Closing. TWO MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($2,200,000.00) in cash or immediately available funds shall be paid by Buyer to Walker at the closing of the sale contemplated hereunder which sum shall include the Earnest Money. The amount of cash due at closing shall be adjusted if necessary to reflect the prorations and adjustments provided for in Paragraph 11 hereof.

    c. Purchase Money Note. THREE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($3,400,000.00) shall be paid by Buyer executing and delivering to Walker at the closing Buyer's purchase money promissory note in that face amount (the "Purchase Money Note"). The Purchase Money Note shall: (i) provide for interest prior to default at a variable rate equal to the interest rate announced and established by NationsBank, NA from time to time as its Prime Rate; (ii) provide for monthly payments of interest only commencing on the first day of the first month following the closing and continuing on the first day of each month thereafter to and including the maturity date; (iii) provide for a maturity date which shall be the first anniversary of the closing on which maturity date the entire principal amount of the Purchase Money Note, together with all accrued unpaid interest thereon, shall be due and payable in one lump sum payment; (iv) be prepayable in whole or in part at any time without prepayment penalty or fee; (v) be secured by a purchase money deed of trust constituting a first priority lien upon the Manufacturing Facility (the "Purchase Money Deed of Trust"); and (vi) provide that it is a non-recourse indebtedness as provided for in NCGS Section 45-21.38 The Purchase Money Deed of Trust shall: (i) constitute a first priority lien upon that portion of the Walker Property lying east of Third Street (Lots 1 and 2 as shown on the Survey); and (ii) contain a due on sale clause pursuant to which the Purchase Money Note shall become due and payable in the event the security property or any interest therein or portion thereof is conveyed except coincident to rearrangement of utility services on the Walker Property and the Additional Property provided such rearrangements do not materially adversely affect Walker's use of the Manufacturing Facility pursuant to the Manufacturing Facility Lease.

The Purchase Price due Walker for the Walker Property shall not include credit for the purchase prices to be paid under the Additional Property Contracts which purchase prices shall be paid to the sellers thereunder by Buyer when and as due pursuant to the Additional Property Contracts following the assignment thereof to Buyer as provided in Paragraph 4 below. In addition to paying the Purchase Price, in exchange for Walker's assignment of the Additional Property Contracts to Buyer, Buyer shall reimburse Walker at Closing for the earnest money deposits made by Walker under such Additional Property Contracts and are to be credited against the purchase prices due under the Additional Property Contracts and Buyer shall pay when and as due the commissions payable by Walker in connection with the closings under the Additional Property Contracts The Purchase Price shall also be in addition to the amount due the Foundation for the purchase of the Foundation Lot, pursuant to the Foundation Lot Contract.

3. Matters of Title. Matters relating to the nature and extent of the title to the Walker Property and to the Additional Property shall be as follows:

    a. Marketable Title of the Walker Property. Buyer's obligations hereunder shall be subject to and conditioned upon Walker being able to convey good and marketable title in indefeasible fee simple to the Walker Property free of monetary liens and encumbrances subject only to month to month tenants in possession, ad valorem taxes for the calendar year of closing (which shall be prorated on a calendar year basis) and such easements, rights of way and restrictions and matters of record as may be customary and usual with respect to properties comparable to the Walker Property and which do not materially affect the value of the Walker Property or its potential use for office, retail and motel and hotel purposes, including without limitation those easements, restrictions and matters of record (collectively, the "Permitted Exceptions") and upon Buyer being able to obtain, at its sole cost and expense (including without limitation title examination fees), a title insurance binder from a reputable title insurance company selected by Buyer by which such title insurance company commits to issue a title insurance policy in favor of Buyer subject only to such Permitted Exceptions.

    b. Cure of Title Defects. No later than two days after the expiration of the Examination Period as defined below, Buyer shall notify Walker in writing of any matter of record affecting title to the Walker Property as of the expiration of the Examination Period which Buyer deems objectionable.
In the event Buyer fails to notify Walker of any such objections within such time period, then Buyer shall be deemed to have agreed to accept the Walker Property subject to all matters of record as of the expiration of the Examination Period; provided, however, that Walker shall remain obligated to pay and discharge any monetary liens and encumbrances upon the Walker
Property or otherwise to obtain a release of the Walker Property from such liens and encumbrances at or prior to closing, it being agreed that the cash portion of the Purchase Price may be used for that purpose. In the event
Buyer notifies Walker in writing of a matter of record affecting title to the Walker Property (other than a monetary lien or encumbrance to be discharged or released at closing) to which Buyer objects, Walker shall have thirty (30) days after its receipt of such notice to cure the title matter objected to by Buyer and the closing hereunder shall be postponed for such time. Walker shall, however, have no obligation to cure any such title objection. If
Walker cures the title matter to which Buyer has objected within such thirty
(30) day time period, then the sale provided for herein shall be consummated as herein provided. If, however, Walker is unable to cure the title matter to which Buyer has objected within such time period or is unwilling to do so, then Buyer may at its option either: (i) terminate this Agreement and obtain a full refund of the Earnest Money; or (ii) elect to waive its objection to the title matter and to complete the closing as provided herein notwithstanding the continued existence of such title matter and without any credit against or diminution in the Purchase Price.

    c. Marketable Title to the Additional Properties. Buyer's obligations hereunder shall be conditioned upon the sellers under the Additional Property Contracts being able to convey good and marketable title in indefeasible fee simple to the Additional Property subject only to the rights of month to month tenants in possession thereof, ad valorem taxes for the calendar year in which the closing occurs (which taxes shall be prorated as provided in the Additional Property Contracts) and to such other title exceptions and matters of record as is contemplated in the Additional Property Contracts. No later than the expiration of the Examination Period, Buyer, at its sole cost and expense, shall cause the title to the Additional Property to be examined by an attorney selected by Buyer and Buyer shall provide Walker with an opinion of title from such attorney indicating the owners of the Additional Property and setting forth the matters of record affecting the title to such Additional Property. No later than two days following the expiration of the Examination Period, Buyer shall notify Walker in writing of any matter of record affecting title to any of the Additional Property as of the expiration of the Examination Period which Buyer finds objectionable and which Buyer reasonably believes is not a title matter which is permitted pursuant to the applicable Additional Property Contract. Buyer shall be deemed to have agreed to accept the Additional Property subject to all matters of record affecting title thereto as of the expiration of the Examination Period which are not objected to in writing by Buyer within such time period; provided, however that monetary liens and encumbrances affecting title to any of the Additional Property shall be paid and discharged as provided for in the applicable Additional Property Contract so that the Sellers thereunder can convey the properties free of liens and other monetary encumbrances. In the event that Buyer notifies Walker in writing within such time period of a matter of title affecting any of the Additional Property which Buyer finds objectionable and which Buyer reasonably believes is not a title exception permitted under the applicable Additional Property Contract, then Walker shall notify the seller under the applicable Additional Property Contract and will use good faith efforts to cause the seller to cure or remedy the title matter as contemplated in the applicable Additional Property Contract or in such other manner as may be reasonably acceptable to Buyer. Walker shall not, however, be obligated to cure any title matter affecting the Additional Property, and if any title matter affecting any of the Additional Property is not cured to Buyer's reasonable satisfaction at or prior to closing, then Buyer may elect: (i) to terminate this Agreement and obtain a refund of the Earnest Money; (ii) to close the purchase of the Walker Property and to take an assignment of all but the affected Additional Property Contracts; or (iii) to waive its objection to the title matter and complete the closing of the Walker Property and to take an assignment of all of the Additional Property Contracts notwithstanding the continued existence of such title matter. One or more of the Additional Properties may be subject to month to month leases. If required by the applicable Additional Property Contract, Buyer shall accept title to the Additional Property subject to such month to month leases, provided the same may be terminated on not more than thirty (30) days notice.

    d. Deed of Conveyance. Walker shall convey title to the Walker Property to Buyer at the closing by a general warranty deed subject only to the Permitted Exceptions and such other matters of title agreed to or accepted by Buyer in accordance with the terms hereof.

    e. Walker's Lien Affidavit. Walker shall deliver to Buyer at closing Walker's Affidavit and Indemnity Agreement in such standard form as required by Buyer's title insurer to the effect that all work, labor, services, and materials furnished to or in connection with the Walker Property within the 120 days immediately preceding the closing have been fully paid for so that no mechanic's or materialmen's lien may be properly filed against the Property, provided that if any such lien is improperly filed but is based upon an allegation that Walker contracted for the sums allegedly due, Walker shall indemnify and save Buyer harmless therefrom.

    f. Costs of Title Examination and Insurance. Buyer shall pay all costs of any title examinations and title insurance which Buyer obtains or procures in connection with the Walker Property or the Additional Property. Walker shall have no obligation to provide Buyer with an attorney's opinion of title or title insurance with respect to either the Walker Property or the Additional Property but Walker shall, upon Buyer's request therefor, make available to Buyer a copy of any existing title insurance policy which Walker may have upon the Walker Property and will request of the sellers under the Additional Property Contracts copies of any title insurance policies which such sellers may have with respect to the Additional Property.

4. The Additional Property Contracts. Walker hereby represents to Buyer that: (i) true copies of the Additional Property Contracts are attached;
(ii) all of such Additional Property Contracts are in full force and effect free of default by the buyer thereunder; and (iii) Walker has the full right, power and authority to assign the Additional Property Contracts to Buyer as contemplated herein. Walker agrees that it shall not agree to any alteration, modification, or termination of any of the Additional Property Contracts without first having obtained Buyer's consent thereto which consent shall not be unreasonably withheld or delayed. At all times prior to the closing hereunder, Walker shall cooperate with Buyer with respect to the Additional Property Contracts and shall authorize Buyer to make such examinations and inspections of the Additional Property as Walker may be entitled to make pursuant to the Additional Property Contracts.
Except as otherwise provided herein, Walker shall, at the closing hereunder, assign to Buyer all of Walker's rights, title and interest in, to and under the Additional Property Contracts as the buyer thereunder and Buyer shall assume the performance of all of Walker's obligations under all such Additional Property Contracts, including without limitation the obligation to pay the purchase prices as may be due thereunder to the sellers under such Additional Property Contracts. Such assignment and assumption shall be evidenced by a written assignment and assumption agreement in standard and customary form (the "Assignment and Assumption Agreement"). In addition, Buyer shall at closing hereunder reimburse Walker for all earnest money deposited by Walker pursuant to the Additional Property Contracts to the extent such earnest money deposits are to be credited against the purchase prices due under the Additional Property Contracts and shall assume Walker's obligation to pay such commissions as may be due from Walker in connection with such Additional Property Contracts. In the event that the scheduled closing date under any of the Additional Property Contracts occurs prior to the closing hereunder, then Walker may, but shall not be obligated to, attempt to obtain an extension of the time for closing under such Additional Property Contract. In the event that Walker cannot or chooses not to obtain such an extension, then Walker shall complete the purchase of the property as provided for in any such affected Additional Property Contract and Walker shall thereafter convey such Additional
Property to Buyer at the closing hereunder. The purchase price to be paid by Buyer for those portions of the Additional Property which Walker has acquired prior to the closing hereunder in accordance with its obligation set forth in the immediately preceding sentence: (i) shall be equal to the total of (a) the purchase prices paid for such Additional Property by Walker pursuant to the Additional Property Contracts plus (b) the total of all reasonable closing costs and expenses incurred by Walker in completing the acquisition of such Additional Property, including without limitation any commissions paid by Walker in connection with such purchases and any loan fees actually incurred by Walker in the event that Walker obtains third party financing to finance such acquisitions plus (c) an amount equal to the interest on the total of the amounts referenced in clauses (a) and (b) that would accrue at the per annum rate equal to the Prime Rate of NationsBank, N.A. plus one and one-half percent for the period from the expenditure of each such sum to the closing date hereunder; (ii) shall be in addition to the $5,600,000 Purchase Price provided for herein; and (iii) shall be paid by Buyer in full at closing in cash or by immediately available funds. If any of the Additional Property Contracts are assigned to Buyer as contemplated herein, then from and after such assignment, Buyer shall indemnify and defend Walker from and against any and all liabilities and obligations under or associated with the Additional Property Contracts assigned to Buyer.

5. The Foundation Lot Contract. Promptly following the execution and delivery of this Agreement, the Buyer shall use good faith efforts to enter into an Agreement with the Foundation for the purchase by the Buyer of the Foundation Lot for a purchase price of $25,000 and subject to standard provisions and any non-standard provisions approved by Buyer. In the event that the Foundation at any time prior to the expiration of the Examination Period offers to sell the Foundation Lot to Buyer for a purchase price of $25,000 payable in cash (the "Foundation Offer"), then Buyer shall, within seventy-two (72) hours following Buyer's receipt of the Foundation Offer, either (i) accept the Foundation's Offer and purchase the Foundation Lot as provided therein; or (ii) waive the condition precedent to Buyer's obligation to purchase the Walker Property hereunder relating to the Buyer's purchase of the Foundation Lot and proceed with the closing hereunder without purchasing the Foundation Lot. In the event that prior to closing, Buyer has been unable to enter into a contract with the Foundation to purchase the Foundation Lot despite Buyer's good faith efforts to do so and the Foundation has not offered to sell the Foundation Lot to Buyer pursuant to the Foundation Offer, then Buyer shall have the right either: (i) to terminate this Agreement and receive a refund of the Earnest Money; or (ii) to waive the requirement for the Foundation Lot Contract and proceed to closing without having entered into the Foundation Lot Contract. In the event that Buyer acquires the Foundation Lot prior to the closing hereunder and thereafter the closing hereunder does not occur for any reason, then, notwithstanding any termination of this Agreement and regardless of whether either Walker or Buyer has defaulted hereunder, Walker shall, promptly following the failure of the closing hereunder to have occurred, purchase the Foundation Lot from Buyer and Buyer shall sell the Foundation Lot to Walker for a purchase price equal to the purchase price paid by Buyer to the Foundation for the purchase of the Foundation Lot plus reasonable closing costs actually incurred and paid by Buyer in connection with such purchase. In the event that Buyer enters into the Foundation Lot Contract prior to the closing hereunder, the closing thereunder has not occurred, and the closing hereunder does not occur for any reason, then, notwithstanding any termination of this Agreement and regardless of whether either Walker or Buyer has defaulted hereunder, Buyer shall assign to Walker the Foundation Contract without any payment therefor from Walker except for the reimbursement to Buyer of any earnest money deposited by Buyer with the Foundation pursuant to the Foundation Lot Contract.

6. Examination Period. The time from the date of this Agreement until 5:00 p.m. on February 26, 1999 shall be referred to herein as the "Examination Period".

    a. Inspections and Examinations. During the Examination Period Buyer shall be entitled to make and conduct such inspections, appraisals, physical evaluations, environmental assessments, surveys, and other examinations of the Walker Property, the Additional Property, and the Foundation Lot as
Buyer may elect in its discretion to make and as may be permitted under the Additional Property Contracts and the Foundation Lot Contract. Walker agrees, subject only to reasonable prior notice, to permit Buyer and Buyer's representatives and agents access to the Walker Property for the purpose of making and conducting such inspections, appraisals, physical evaluations, environmental assessments, surveys and examinations. All of such inspections, appraisals, physical evaluations, environmental assessments, surveys and other examinations: (i) shall be made at Buyer's sole cost, risk and expense; (ii) shall be made without damage or physical injury to the Walker Property or the Additional Property; and (iii) shall be made following reasonable prior notice to Walker as to the Walker Property.
Walker reserves the right to accompany Buyer and Buyer's representatives during any entry upon the Walker Property by Buyer or Buyer's representatives pursuant to this Paragraph 6. Buyer shall repair and restore any damage to the Walker Property or the Additional Property resulting from any entry upon the Walker Property or the Additional Property made by Buyer or Buyer's representatives and agents and Buyer shall indemnify and holder Walker harmless from and against any and all claims made against Walker or losses or damages incurred by Walker as a result of or arising out of any entries upon the Walker Property or the Additional Property made by Buyer or Buyer's representatives and agents.

    b. Termination Right. Buyer may, for any reason sufficient to itself, terminate this Agreement at any time prior to the expiration of the Examination Period by written notice to Walker which notice, to be effective, must be received by Walker prior to the expiration of the Examination Period.

Upon Walker's receipt of such written notice of termination from Buyer, this Agreement shall terminate, Buyer shall be entitled to a refund of the Earnest Money and neither party shall have any liability to the other hereunder except that Buyer shall remain liable upon its indemnity agreement set forth in Paragraph 6(a) above and the parties shall be obligated to buy and sell the Foundation Lot or to assign the Foundation Lot Contract as provided in Paragraph 5 above. If Buyer does not provide written notice of termination pursuant to this Paragraph 6(b) prior to the expiration of the Examination Period, then Buyer shall have no further right to terminate this Agreement pursuant to this Paragraph 6.

    c. AS IS, WHERE, IS Sale. Walker makes no warranties of any nature, express or implied, with respect to the physical condition or state of repair of the Walker Property or of the Additional Property or with respect to any other matter relating to or affecting the Walker Property, the Additional Property or the Foundation Lot, except as may otherwise be provided herein. The Walker Property and any of the Additional Property conveyed by Walker to Buyer is being sold hereunder in its AS IS, WHERE IS CONDITION WITH ALL FAULTS. Walker shall have no duty to make any repairs to any of the Walker Property or the Additional Property or to restore any damage thereto whether now existing or suffered subsequent to the date hereof.

7. Rezoning and Street Closings. With respect to the rezoning of the Western Tract of the Walker Property, the Eastern Tract of the Walker Property, the Additional Property, and the Foundation Lot, and the closing of those portions of Atlantic Avenue, Second Street and Washington Street, Walker and Buyer agree as follows:

    a. Rezoning. Walker and Buyer acknowledge to one another that the City Council of the City of Asheboro at its meeting on January 7, 1999 unconditionally rezoned the Western Tract of the Walker Property, the Additional Property, and the Foundation Lot to a B-2 zone under the City of Asheboro's zoning ordinance. Buyer agrees that such B-2 zoning classification is acceptable to it and that Buyer has and does hereby approve of the present B-2 zoning classification applicable to the Western Tract of the Walker Property, the Additional Property, and the Foundation Lot.

    b. Street Closings. Walker and Buyer acknowledge to one another that the City Council of the City of Asheboro, at its meeting on January 7, 1999, took such action as was necessary to close the portion of Washington Street between the Walker Property and the Additional Property, and the portion of Atlantic Avenue from First Street to Third Street subject only to Walker's acquisition of the Additional Property or Buyer's acquisition of the Additional Property, the Western Tract of the Walker Property, and the Foundation Lot. Walker and Buyer also acknowledge to one another that the portion of Second Street located to the north of Atlantic Avenue as shown on the Survey as well as that portion thereof located south of Atlantic Avenue which constitutes one of the Additional Properties has previously been unconditionally closed by the City Council of the City of Asheboro. Buyer agrees that it has reviewed and approved the current status of the closing of the portions of Washington Street and of Second Street as set forth above and that B. B. Walker shall not be obligated to take any further action in connection therewith.

    c. Rezoning of Eastern Tract. Walker and Buyer acknowledge to one another that Walker has filed an application with the City of Asheboro requesting that the Eastern Tract of the Walker Property be rezoned to a B-2 zoning classification under the City of Asheboro's zoning ordinance. With respect to such rezoning, Walker and Buyer agree that: (i) Walker shall use good faith efforts to pursue the pending rezoning application and to obtain a rezoning of the Eastern Tract of the Walker Property to a B-2 zoning classification prior to the closing hereunder; (ii) provided it shall have used good faith efforts to obtain such rezoning, Walker shall have no liability to Buyer in the event that the rezoning is not obtained; and
(iii) the completion of the rezoning of the Eastern Tract to a B-2 zoning classification prior to the closing hereunder shall be a condition precedent to the Buyer's obligation hereunder to complete the closing of the Walker Property and the Additional Property as set forth herein. In the event, that the Eastern Tract of the Walker Property has not been rezoned to a B-2 zoning classification on or before April 15, 1999, Buyer may terminate this Agreement and obtain a refund of the Earnest Money Deposit or Buyer may elect to waive this condition. Upon any termination Buyer and Walker shall be obligated to take the actions with respect to the Foundation Lot or Foundation Lot Contract as are set forth in Paragraph 5 above.

8. Completion of Conditions to Closing of Atlantic Avenue to the East of Third Street. Walker believes and understands that the portion of Atlantic Avenue located to the east of Third Street which is shown on the Survey has been closed by the city council of Asheboro subject only to (i) Walker conveying to the city of Asheboro a strip of property ten feet in width along the southern boundary line of the portion of Lot 2 of the Walker Property as is outlined in pink on the Survey for use by the city to expand the right of way for Telephone Avenue from forty feet to fifty feet; and
(ii) Walker causing Telephone Avenue to be opened and paved from the current end thereof as shown on the Survey to Cox Road as shown on the Survey, the cost of which opening and paving is estimated to be less than $100,000. Oliver Rubber Company has filed a lawsuit in the Superior Court of Randolph County challenging the validity of the closing of Atlantic Avenue to the east of Third Street. With respect to the completion of the conditions to the closing of Atlantic Avenue east of Third Street and the objection filed by Oliver Rubber Company, Walker and Buyer hereby agree as follows:

    a. Fulfillment of Conditions. On or prior to the Closing Date, Walker shall convey to the city of Asheboro the ten feet wide strip along the southern boundary of the portion of Lot 2 as is outlined in pink on the Survey for use by the city to widen the right of way for Telephone Avenue (the "Ten Feet Wide Strip"), as to which Buyer consents to such conveyance of the Ten Feet Wide Strip and agrees that such conveyance shall not affect Buyer's obligations hereunder or result in a diminution of the Purchase Price. Buyer will be responsible for opening and paving Telephone Avenue and paying the costs thereof, as may be necessary to fulfill the conditions to the closing of the eastern portion of Atlantic Avenue, and Walker shall have no further responsibility with respect to the opening and paving of Telephone Avenue or with respect to the closing of Atlantic Avenue.

    b. Oliver Rubber Company Lawsuit. Walker shall use good faith efforts to cause Oliver Rubber Company to dismiss its challenge to the closing of the portion of Atlantic Avenue to the east of Third Street and to negotiate a settlement with Oliver Rubber Company of its objections to such closing. Walker shall not, however, be obligated to participate in the pending lawsuit against the city and if Walker shall have used good faith efforts to negotiate a settlement with Oliver Rubber Company of its objections to the closing of Atlantic Avenue, then Walker shall have no liability to Buyer in the event that a settlement cannot be achieved. Buyer agrees that in order to obtain a dismissal of the Oliver Rubber Company's challenge to the closing of Atlantic Avenue, Walker may enter into a settlement agreement with Oliver Rubber Company providing for the conveyance to Oliver Rubber Company of a strip of land along the southern boundary of Lot 2 of the Walker Property which strip of land shall be approximately 25 feet wide at its widest point (which shall be at the intersection of Third Street and Telephone Avenue) and which shall taper from such widest point to a width of approximately 10 feet. Buyer consents to the conveyance of such strip of land provided the total acreage to be included therein does not exceed .6 acres and agrees that such conveyance shall not relieve Buyer of its obligations hereunder or result in a diminution in the Purchase Price. In the event that Walker enters into a settlement agreement with Oliver Rubber Company as described above, Walker shall be entitled to receive from Oliver Rubber Company all amounts paid by Oliver Rubber Company for the strip of land to be conveyed to it and any amounts received by Walker shall not be credited against the Purchase Price.
In addition, Buyer shall remain responsible for paving and opening the unopened portion of Telephone Avenue notwithstanding the fact that Walker may have entered into a settlement agreement with Oliver Rubber Company as set forth above. The settlement of Oliver Rubber Company's objection to the closing of Atlantic Avenue and the dismissal of its petition challenging such closing shall be a condition precedent to Buyer's obligations to purchase the Walker Property and the Additional Property as provided for herein and in the event that the Oliver Rubber Company objection has not been settled and its petition dismissed prior to April 15, 1999, Buyer may at its option terminate this Agreement and obtain a refund of the Earnest Money Deposit or Buyer may elect to waive this condition. Upon any termination by Buyer, Walker and Buyer shall be obligated to take the action with respect to the Foundation Lot or the Foundation Lot Contract as is provided for in Paragraph 5 above.

9. The Office Lease, the Retail Lease, and the Manufacturing Facility Lease. With respect to the Office Lease, the Retail Lease and the Manufacturing Facility Lease, Walker and Buyer hereby agree as follows:

    a. The Office Lease. Prior to the Closing Date, Walker and Buyer shall negotiate in good faith the terms and conditions of the Office Lease pursuant to which Walker will lease from Buyer and Buyer will lease to Walker space in the office building to be constructed by Buyer upon the Western Tract and Additional Property. The Office Lease shall contain the following terms and conditions among others as may be agreed upon by Walker and Buyer: (i) the demised premises shall consist of approximately 12,000 square feet of space on a single floor within the office building; (ii) the office building and the demised premises shall be completed and ready for occupancy in accordance with plans and specifications reasonably acceptable to Walker and no later than the first anniversary of the closing hereunder;
(iii) Walker shall be entitled to a tenant allowance in an amount to be negotiated between the parties to cover the costs of the upfitting of such space; (iv) the initial term shall be for such duration as the parties may determine by subsequent negotiation; and (v) the minimum annual rent payable under such lease shall be a fixed rent in an amount to be negotiated between the parties. Promptly following the expiration of the Examination Period, Buyer shall submit to Walker a proposed Office Lease embodying the foregoing terms and otherwise in a form acceptable to Buyer. Walker and Buyer shall thereafter attempt to reach agreement upon the final terms and conditions of the Office Lease so that the Office Lease may be executed and delivered at closing. In the event that the parties cannot agree upon an acceptable Office Lease prior to the Closing Date, Walker shall have the right either to (a) terminate this Agreement, in which event the Earnest Money shall be refunded to Buyer; or (b) to waive the requirement that the Office Lease be executed, in which event, the sale contemplated hereunder shall be consummated without the execution of the Office Lease and the parties shall thereafter be relieved of any obligation to one another with respect to the Office Lease.

    b. The Retail Lease. Prior to the Closing Date, Walker and Buyer shall negotiate in good faith the terms and conditions of the Retail Lease pursuant to which Walker will lease from Buyer and Buyer will lease to Walker space in one of the retail buildings to be constructed by Buyer on the Western Tract and the Additional Property. The Retail Lease shall contain the following terms and conditions among others as may be agreed upon by Walker and Buyer: (i) the demised premises shall consist of approximately 8,000 square feet located on a single floor of one of the retail buildings to be constructed by Buyer; (ii) the retail building and the demised premises shall be constructed in accordance with plans and specifications reasonably acceptable to Walker and no later that the first anniversary of the closing hereunder; (iii) Walker shall be entitled to a tenant allowance in an amount to be negotiated between the parties to cover the costs of upfitting the demised premises; (iv) the initial term shall be such duration as the parties may determine by subsequent negotiation; (v) the minimum annual rent payable under the lease for the initial term shall be fixed rent in an amount to be negotiated between the parties; and (vi) the lease shall not provide for percentage rents. Promptly following the expiration of the Examination Period, Buyer shall submit to Walker a proposed form of the Retail Lease embodying the foregoing terms and otherwise in a form acceptable to Buyer. Walker and Buyer shall thereafter attempt to reach agreement about the final terms and conditions of the Retail Lease prior to the Closing Date so that the Retail Lease may be executed and delivered at closing. In the event that the parties cannot reach agreement upon the final terms of the Retail Lease prior to the Closing Date, then Walker may elect either (a) to terminate this Agreement, in which event, the Earnest Money shall be refunded to Buyer; or (b) to waive the requirement that the Retail Lease be executed, in which event the sale provided for herein will be consummated notwithstanding the failure to execute the Retail Lease and the parties shall thereafter be relieved of any obligation to one another with respect to the Retail Lease.

    c. The Manufacturing Facility Lease. The Manufacturing Lease shall be executed and delivered at closing and pursuant thereto Buyer shall lease to Walker and Walker shall lease from Buyer all of the land, buildings, and improvements constituting the Manufacturing Facility. The Manufacturing Facility Lease shall: (i) be for a term of nine (9) months commencing on the closing date and expiring nine months thereafter; (ii) provide for monthly rentals in an amount equal to the monthly interest due and payable for such month under the Purchase Money Note; (iii) provide that Walker may use the Manufacturing Facility for any purpose as Walker may desire including such uses as are comparable to Walker's current use of the Manufacturing Facility; (iv) provide that neither Buyer nor Walker shall be required to repair or maintain the Manufacturing Facility but that Walker shall be entitled to make such repairs or alterations as it desires; (v) provide that Walker shall pay the costs of all utilities used by it at the Manufacturing Facility; (vi) provide that neither Walker nor Buyer shall be required to restore any damage or destruction to the Manufacturing Facility resulting from fire or other casualty; and (vii) provide that Walker shall pay all ad valorem taxes due upon the Manufacturing Facility for the period in which Walker is in possession pursuant to the Manufacturing Facility Lease, failing which Buyer may pay such taxes and offset the amounts paid against the sums due under the Purchase Money Note.

10. Closing. The purchase and sale of the Walker Property as contemplated herein shall be consummated and closed as follows:

    a. Closing Date and Location. The sale of the Walker Property to Buyer and the assignment of the Additional Property Contracts to Buyer shall be consummated and closed on April 15, 1999 or on such earlier date as may be agreed upon by Walker and Buyer (the "Closing Date"). Time is of the essence hereunder and there shall be no extension of the Closing Date or of the Examination Period or of any other time period provided for herein, except by mutual written agreement of Walker and Buyer. The closing shall be held at the offices of Walker in Asheboro, North Carolina at 10:00 a.m. on the Closing Date or at such other place and at such other time on the Closing Date as may be mutually agreed upon by Walker and Buyer.

    b.  Walker's Documents.   At the closing, Walker will deliver or cause
to be delivered to Buyer the following items and documents all of which shall be properly executed and acknowledged as appropriate: (i) a general warranty deed in standard form reasonably acceptable to Buyer's counsel conveying to Buyer the Walker Property (except for the Ten Feet Wide Strip and, if appropriate, the Oliver Rubber Company Strip) and conveying to the extent appropriate such portions of the Additional Property as Walker may have acquired as provided herein free and clear of all liens and encumbrances except for the Permitted Exceptions; (ii) the Assignment and Assumption Agreement by which Walker shall assign to Buyer the Additional Property Contracts as contemplated in Paragraph 4 hereof; (iii) the lien affidavit referred to in Paragraph 3(e) hereof; (iv) a closing statement in standard form setting forth the Purchase Price, the closing costs and expenses, and the prorations and adjustments provided for herein (the "Closing Statement");
(v) the originals of the Additional Property Contracts; (vii) a FIRPTA affidavit in standard form confirming that Walker is not a foreign taxpayer; and (viii) such additional documents as may be reasonably required by counsel for Buyer in order to consummate and close the transactions contemplated hereby.

    c. Buyer's Documents. At the closing, Buyer shall deliver to Walker the following items and documents all of which shall be properly executed and acknowledged as appropriate: (i) the cash portion of the Purchase Price plus cash in the amount due pursuant to Paragraph 4 for the purchase from Walker of such portions of the Additional Property as Walker may have acquired prior to the closing hereunder; (ii) the Purchase Money Note;
(iii) the Purchase Money Deed of Trust; (iv) the Assignment and Assumption Agreement by which Buyer shall assume all of Walker's obligations under and with respect to the Additional Property Contracts as provided for in Paragraph 4 hereof; (v) the Closing Statement; and (vi) such additional items and documents as might be reasonably required by counsel to Walker in order to consummate and close the transactions contemplated hereby.

    d.  Documents to be Executed and Delivered by Both Walker and Buyer.
In addition to the Walker Documents and the Buyer's Documents, Walker and Buyer shall both execute and deliver to one another the following documents and instruments, all of which shall be duly executed and acknowledged as appropriate: (i) the Office Lease. unless the parties have failed to reach agreement on the form of such Office Lease and Walker has waived the requirement for such Office Lease; (ii) the Retail Lease, unless the parties have failed to reach agreement on the form of such Retail Lease and Walker has waived the requirement for such Retail Lease; and (iii) the Manufacturing Facility Lease.

    e.  Closing Costs. Walker shall pay the following closing costs:
Walker's attorneys' fees and expenses incurred in connection with the preparation of this Agreement and the closing of the transactions contemplated hereunder, the brokerage commissions due the Recognized Broker as defined in Paragraph 18 below, and the documentary tax stamps required to be affixed to the Deed. Buyer shall pay the following closing costs:
Buyer's attorneys' fees as charged by any attorney engaged by Buyer to perform services on Buyer's behalf, including without limitation title examination services as provided for herein, the costs of any title insurance procured by Buyer with respect to the Walker Property or the Additional Property, the recording fees for the recordation of the Deed and the Purchase Money Deed of Trust, the costs of any surveys of the Walker Property or of the Additional Property or of the Foundation Lot obtained and contracted for by Buyer, the costs and expenses of all other items and services obtained by Buyer in connection with its inspection, appraisal and evaluation of the Walker Property and the Additional Property, including without limitation, any and all environmental audit or assessment fees, physical inspection fees, appraisal fees, and any brokerage fees due any broker engaged by Buyer. Buyer shall be responsible for paying at the closing under the Additional Property Contracts such closing costs as are payable by the buyer under each such Additional Property Contract. Buyer shall be responsible for arranging for and coordinating the completion of the closings under the Additional Property Contracts which closings shall occur either concurrently with the closing hereunder or subsequent thereto as Buyer may elect.

    f. Possession. Possession of the Western Tract (and of any of the Additional Property conveyed by Walker to Buyer) shall be delivered to Buyer at closing subject only to tenants then in possession under leases approved by Buyer. Possession of the Manufacturing Facility shall be delivered to Buyer upon the termination or expiration of the Manufacturing Facility Lease. Possession of the Additional Property not conveyed by Walker to Buyer shall be delivered to Buyer as provided in the Additional Property Contracts and possession of the Foundation Lot shall be delivered as provided in the Foundation Lot Contract.

11. Adjustments and Prorations. The following items will be prorated between Walker and Buyer on a calendar year basis to the Closing Date and the cash portion of the Purchase Price as provided in Paragraph 2(b) will be adjusted to reflect such prorations: (i) the ad valorem taxes on the Western Tract and for any portions of the Additional Property conveyed from Walker to Buyer for the calendar year 1999; (ii) any rents due and payable under any leases affecting the Western Tract and for any portions of the Additional Property conveyed from Walker to Buyer; and (iii) any utilities expenses or other operating expenses which Walker shall have prepaid with respect to the operation of the improvements on the Western Tract. Walker shall be responsible for the payment of all assessments levied or pending against the Walker Property prior to the Closing Date and Buyer shall be responsible for all other assessments, if any, against the Walker Property levied thereafter. Ad valorem taxes and operating expenses in connection with the Manufacturing Facility shall be paid by Walker for all periods prior to closing and thereafter such operating expenses and taxes shall be paid by Walker for so long as the Manufacturing Facility Lease is in effect. Prorations with respect to the Additional Property not conveyed by Walker to Buyer shall be accomplished between Buyer and the sellers under the Additional Property Contracts in accordance with the terms of the Additional Property Contracts and prorations with respect to the Foundation Lot shall be accomplished between the Buyer and the Foundation as provided in the Foundation Lot Contract.

12. Care and Maintenance of Walker Property Until the Closing Date. From the date of this Agreement to the Closing Date, Walker may, but shall not be required to, continue to operate the Walker Property in the usual and customary course of its business consistent with past operations. Walker shall be under no obligation to make any repairs or capital expenditures of any kind with respect to the Walker Property or with respect to any portion of the Additional Property acquired by Walker or to maintain or care for the Walker Property or any portion of the Additional Property in any way, but Walker shall not commit waste thereof.

13. Conditions to Buyer's Obligations. Buyer's obligations hereunder shall be subject to the fulfillment of the following conditions precedent and if any such condition precedent is not fulfilled at the Closing Date or has not been waived by Buyer, Buyer may terminate this Agreement in which event the Earnest Money shall be refunded to Buyer:

     a. Walker's Compliance. Walker shall have performed and complied with all agreements and conditions required to be performed by Walker hereunder and Walker shall have executed and delivered to Buyer at the closing all documents and instruments required to be delivered by Walker hereunder.

     b. No Material Adverse Change in Zoning, Street Closings, or Title. There shall have occurred no material adverse change in the zoning applicable to the Western Tract, the Additional Property or the Foundation Lot or in the status of the efforts to close Atlantic Avenue, Second Street and Washington Street from that as existed at the expiration of the Examination Period and no objections, challenges or legal actions of any nature shall have been filed with or before any governmental entity or court contesting the validity or propriety of the zoning applicable to the Western Tract, the Eastern Tract, the Additional Property or the Foundation Lot or contesting the validity of the closing of the portions of Atlantic Avenue, Second Street or Washington Street except for the objection of Oliver Rubber Company. There shall have occurred no material adverse change in the status of record title to the Walker Property or the Additional Property, or the Foundation Lot from that as existed as of the expiration of the Examination Period.

     c. Additional Property Contracts Remain in Effect. Except to the extent that Walker shall have acquired portions of the Additional Property pursuant to the Additional Property Contracts as provided for in Paragraph 4 hereof, the Additional Property Contracts shall remain in full force and effect, unmodified except as consented to by Buyer, such that upon the assignment thereof by Walker to Buyer, Buyer shall have the right to complete the acquisition of such Additional Property in accordance with such remaining Additional Property Contracts.

     d. Required Approvals and Consents. Walker shall have obtained all consents, approvals, and authorizations as may be necessary to authorize Walker to complete the conveyance of the Walker Property as contemplated hereunder (the "Required Consents") including without limitation the consent and approval of any lender or party whose consent and approval may be required pursuant to any loan agreement or other agreement binding upon Walker, the approval by Walker's Board of Directors, and, if deemed necessary by Walker's counsel, the approval by Walker's shareholders and the approval of any governmental authority whose approval may be required.

     e. Foundation Lot Contract. Unless Buyer has waived its requirement for the Foundation Lot Contract, Buyer and the Foundation shall have entered into the Foundation Lot Contract as provided for pursuant to Paragraph 5 hereof and the Foundation shall not be in default thereunder.

     f. Rezoning of Eastern Tract. The Eastern Tract of the Walker Property shall have been rezoned to a B-2 zoning classification as provided for in Paragraph 7 above.

     g. Settlement of Oliver Rubber Company's Objection. Oliver Rubber Company's objection to the Closing of Atlantic Avenue shall have been settled and its petition challenging such closing shall have been dismissed as provided for in Paragraph 8 above.

14. Conditions to Walker's Obligations. Walker's obligations hereunder shall be subject to the fulfillment of the following condition precedent and if such condition precedent is not fulfilled at the Closing Date or has not been waived by Walker, Walker may terminate this Agreement in which event the Earnest Money shall be refunded to Buyer unless the Buyer is in default hereunder:

     a. Buyer's Compliance. Buyer shall have performed and complied with all agreements and conditions required to be performed by Buyer hereunder and shall have executed and delivered to Walker all documents required to be executed by Buyer hereunder, including without limitation the Office Lease and the Retail Lease, unless Walker has waived the requirement for such leases.

15. Risk of Loss. No damage to any of the improvements located on the Walker Property or the Additional Property occurring during the period from the expiration of the Examination Period to the Closing Date resulting from any fire or other casualty shall relieve Walker or the Buyer from their respective obligations hereunder and the sale contemplated herein shall be completed notwithstanding such casualty damage or loss without any diminution in the Purchase Price due hereunder. Walker shall be entitled to all insurance proceeds payable under any policy maintained by Walker with respect to the Walker Property and Buyer shall not be entitled to share in such proceeds. Walker may, but shall not be obligated to, restore any improvements as may be damaged or destroyed by any fire or other casualty.

16. Tax-Deferred Exchange. In the event that Walker desires to effect a tax-deferred exchange in connection with the conveyance of the Walker Property, Buyer agrees to cooperate in effecting such exchange and Buyer shall enter into such agreements as may be reasonably required to accomplish the exchange desired by Walker; provided, however, that: (i) Walker shall be responsible for all additional costs associated with such exchange; (ii) Buyer shall not be obligated to assume any additional liability with respect to such tax deferred exchange; (iii) Buyer shall not be obligated to take title to any exchange property unless Buyer has received an environmental site assessment with respect to such property which report is acceptable to Buyer in all respects; and (iv) Walker shall indemnify and hold Buyer harmless with regard thereto including from any liability arising from any environmental conditions, at or affecting any such exchange property.

17. Earnest Money Deposit and Default. With respect to the Earnest Money and defaults by Walker or Buyer hereunder, Walker and Buyer agree as follows:

    a.  Earnest Money Deposit.   The Earnest Money shall be held by the
Escrow Agent in an interest bearing insured account at a federal depository institution in Buyer's name. All interest earned upon the Earnest Money shall be for Buyer's account and shall be deemed to be a part of the Earnest Money and shall be applied, refunded or paid over in the same manner as provided for herein with respect to the principal of the Earnest Money. In the event the sale contemplated hereunder closes as herein provided, the Earnest Money shall be paid over to Walker and credited to the cash portion of the Purchase Price as provided in Paragraph 2 hereof. In the event either party terminates this Agreement pursuant to any termination right granted such party herein, other than a termination by Walker because of Buyer's default the Earnest Money, shall be promptly refunded to Buyer and this Agreement shall be of no further force and effect.

    b. Walker's Default. In the event that Walker defaults in the performance of its obligations hereunder, then Buyer, as it sole and exclusive remedy, may either (i) terminate this Agreement in which event the Earnest Money shall be promptly refunded to Buyer, and the parties shall thereafter have no further obligation to one another hereunder or
(ii) in lieu of terminating this Agreement and accepting a refund of the Earnest Money, Buyer may institute an action against Walker for specific performance of this Agreement and Walker agrees that this Agreement shall be specifically enforceable against it. In no event, however, shall Buyer be entitled to maintain against Walker an action for damages for Walker's breach hereof.

    c. Buyer's Default. In the event that the sale contemplated herein does not close because of a default hereunder by Buyer, then the Earnest Money shall be paid to Walker as liquidated damages for Buyer's default and upon such payment this Agreement shall terminate and the parties shall have no further obligations to one another hereunder except with respect to the purchase and sale of any of the Additional Property which Buyer may have acquired prior to such termination which Additional Property shall be bought and sold as provided in Paragraph 4 hereof. The payment of the Earnest Money to Walker shall be Walker's sole and exclusive remedy for Buyer's default hereunder. Walker and Buyer agree that the amount of damages that Walker would sustain as the result of Buyer's default in completing the sale hereunder would be difficult to ascertain and that the amount of liquidated damages provided for herein is a reasonable estimate of such damages and is not a penalty.

18. Brokers. Buyer and Walker hereby recognize Donald R. Browning of Providence Real Estate Advisors, L.L.C. of Charlotte, North Carolina (the "Recognized Broker") as the broker representing Walker in connection with this Agreement and agree that the entire commission due to such Recognized Broker upon the closing of this transaction pursuant to an agreement between Walker and the Recognized Broker shall be the sole responsibility of Walker. Walker shall indemnify and hold Buyer harmless with respect to any commissions due the Recognized Broker. Buyer hereby represents and acknowledges that Buyer has been represented in connection with this Agreement by Peter T. Chenery (the "Buyer's Agent) and that upon the closing Buyer shall be responsible for all commissions as may be due the Buyer's Agent pursuant to any agreement between Buyer and Buyer's Agent. Buyer shall indemnify and hold Walker harmless with respect to any commissions claimed by the Buyer's Agent. Buyer and Walker each represent and warrant to one another that, other than the Recognized Broker and the Buyer's Agent, each respective party has dealt with no other real estate broker, dealer or salesperson in connection with the transactions contemplated by this Agreement and that no other broker, dealer or salesperson is entitled to a commission with respect to the transaction contemplated hereby based upon actions of such respective party. Buyer and Walker each hereby agree to indemnify, defend and hold the other harmless from any and against any loss, damage or claim resulting from a breach of the foregoing representation, including reasonable attorneys' fees. The provisions of this Paragraph shall survive the closing and any termination of this Agreement.

19. Assignment. Neither this Agreement nor the rights of Buyer hereunder may be assigned by Buyer, whether voluntarily or by operation of law, without Walker's prior written consent and Walker hereby reserves the right to approve or disapprove of any proposed assignment in its sole unfettered discretion. Notwithstanding the foregoing, H. William Hull, Jr. may, without Walker's consent assign his rights and interests hereunder to any partnership, limited liability company, corporation or other legal entity in which H. William Hull, Jr. owns a controlling equity interest, provided only that any such entity to which Hull assigns his rights and interests hereunder shall in connection with such assignment assume the performance of all of Buyer's obligations hereunder by written agreement, a copy of which shall be delivered to Walker. No assignment by Hull shall be effective unless and until Hull has provided Walker with written notice of such assignment and with a copy of the assumption agreement executed by such assignee. From and after such assignment, the assignee shall be the "Buyer" hereunder.

20.  Miscellaneous.  Buyer and Walker hereby further agree as follows.

     a. Entire Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and merges all prior negotiations and agreements concerning the purchase and sale of the Walker Property. All amendments hereto must be in writing and signed by the party sought to be charged with them.

     b. Notices. Whenever any notice may be given or is required to be given under the terms of this Agreement, the same shall be in writing and shall be deemed given at the earlier of (i) actual delivery;
(ii) forty-eight hours after deposit in registered or certified United States mail, return receipt requested with postage prepaid; or (iii) twenty-four (24) hours after deposit with a recognized overnight commercial courier; and in all events addressed to the parties as follows:

      To Walker:                        B. B. WALKER COMPANY
                                        414 East Dixie Drive
                                        Asheboro, North Carolina 27203
                                        Attention:  Kent T. Anderson
                                        Chairman of the Board


      With Copies To:                   E. Garrett Walker
                                        Smith Helms Mulliss & Moore, L.L.P.
                                        300 North Greene Street, Suite 1400
                                        Post Office Box 21927
                                        Greensboro, North Carolina 27420

                                            and

                                        Donald R. Browning
                                        Providence Real Estate Advisors, LLC
                                        212 South Tryon Street, Suite 333
                                        Charlotte, North Carolina 28281

      To the Buyer:                     H. WILLIAM HULL, JR.
                                        Post Office Box 2203
                                        Rocky Mount, North Carolina 27802

      With Copies To:                   Thomas L. Young
                                        Battle, Winslow, Scott & Wiley, P.A.
                                        Post Office Box 7100
                                        Rocky Mount, North Carolina 27804

      To The Escrow Agent:              Lawyer's Title Insurance Company of
                                        North Carolina

or such substitute address as either party may designate by such notice.

     c. Binding Effect. The parties to this Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and permitted assigns.

     d. Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of North Carolina.

     e. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute one and the same Agreement.

     f. Titles. The titles or section headings are inserted only for convenience and are in no way to be construed as a part of this Agreement or as a limitation of the scope of the particular provisions to which they refer.

     g. Survival of Provisions. No covenants, representations, warranties and agreements of Walker set forth in this Agreement shall survive the closing except those warranties contained in the deed of conveyance and except as specifically provided for in this Agreement.

IN WITNESS WHEREOF B. B. WALKER COMPANY and H. WILLIAM HULL, JR. have duly executed and sealed this Contract of Purchase and Sale of Real Estate as of the day and year first above written.

                                    B. B. WALKER COMPANY
                                    BY:   KENT T. ANDERSON
                                          ----------------
                                          KENT T. ANDERSON
                                          CHIEF EXECUTIVE OFFICER
ATTEST:

DOROTHY W. CRAVEN
-----------------
DOROTHY W. CRAVEN, SECRETARY

   (CORPORATE SEAL)

                                    BY:   H. WILLIAM HULL, JR.
                                          --------------------
                                          H. WILLIAM HULL, JR.
   (SEAL)
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